UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2021
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 16, 2021, Dell Technologies Inc. (the “Company”) announced the appointment of Anthony Charles Whitten as its Co-Chief Operating Officer, a newly created position, effective as of August 16, 2021 (the “Start Date”). The title of Jeffrey Clarke, the Company’s current Vice Chairman and Chief Operating Officer, will change to Vice Chairman and Co-Chief Operating Officer.

Mr. Whitten, age 44, will resign in July 2021 from his positions as a Senior Partner and a member of the board of directors of Bain & Company (“Bain”), a global management consulting firm. Mr. Whitten began his career at Bain in 1998 and was elected to the partnership in 2010. Mr. Whitten has been a member of Bain’s board of directors since 2018, and has served as managing partner for Bain Southwest, in which capacity he oversees the firm’s Dallas, Houston and Austin offices, since 2016. During his service at Bain, Mr. Whitten has contributed to the firm’s Transformation, Strategy, Performance Improvement, Supply Chain Management and Mergers & Acquisitions practices. At Bain, Mr. Whitten has focused exclusively on the technology sector since 2009 and has led assignments across a range of hardware, software, solutions and services market segments, including working alongside the Company’s leadership in an advisory capacity to the Company for over ten years.

In connection with Mr. Whitten’s appointment as Co-Chief Operating Officer, in which position he will serve as a principal operating officer of the Company, the Company entered into an offer letter with Mr. Whitten (the “Offer Letter”), setting forth specified terms of Mr. Whitten’s compensation, including the following:

•an annual base salary of $900,000;

•eligibility for a target annual bonus in an amount equal to 150% of Mr. Whitten’s base salary under the Company’s Incentive Bonus Plan, pro-rated for the fiscal year ending January 28, 2022 (“fiscal 2022”), calculated from the Start Date, under which any payout for fiscal 2022 and any subsequent fiscal year will be subject to the satisfaction of performance conditions established by the Nominating and Governance Committee of the Company’s Board of Directors which acts as the compensation committee of the Board; and

•a New Hire cash bonus of $5,000,000, subject to repayment on a pro-rated basis if, during the 24 months following the commencement of his employment, Mr. Whitten resigns without “Good Reason” or Dell terminates his employment for “Cause” (each as defined in the Offer Letter).

In accordance with the Offer Letter, the Company’s Board of Directors approved the grant to Mr. Whitten, effective as of the Start Date, of a new hire equity award (the “New Hire Equity Award”) in the form of time-based restricted stock units (“RSUs”) that settle in the Company’s Class C common stock with an aggregate grant date value of $45,000,000. The RSUs will be issued under the Company’s 2013 Stock Incentive Plan and are specified to vest in equal annual installments over a five-year period beginning on the first anniversary of the Start Date.

The Offer Letter provides that, beginning in calendar year 2022, Mr. Whitten will receive annual time-based and/or performance-based equity long-term incentive awards in the same target amount and subject to the same terms and performance criteria as those applicable to other Company employees at a similar level, subject to any future changes that the Company may make in good faith to its long-term incentive program.

In connection with Mr. Whitten’s appointment as Co-Chief Operating Officer, effective as of the Start Date, the Company will enter into each of the following agreements with Mr. Whitten:

•Award Agreement for New Hire Equity Award: The Company will enter into a restricted stock unit award agreement with Mr. Whitten relating to the New Hire Equity Award. The agreement will provide that, among other matters, if Mr. Whitten’s employment is terminated (1) by the Company without “Cause” (as defined in the agreement), (2) by Mr. Whitten for “Good Reason” (as defined in the agreement) or (c) by reason of Mr. Whitten’s death or disability, all then-outstanding RSUs granted under the award will continue to vest in accordance with their existing vesting schedule subject to compliance with the terms of agreement.

•Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement: Under the agreement, (1) during the period beginning on the Start Date and ending on August 15, 2026, if Mr. Whitten’s employment is terminated for any reason, Mr. Whitten’s entitlement to severance or other termination or post-termination payments, if any, will be governed by Mr. Whitten’s award agreement relating to the New Hire Equity Award, as described above, and (2) on or after August 16, 2026, if Mr. Whitten’s employment is terminated by the Company without “Cause” or Mr. Whitten resigns for “Good Reason” (each as defined in the agreement), the Company will pay to Mr. Whitten an amount equal to three years’ base salary. The agreement will obligate Mr. Whitten to comply with specified non-competition, non-solicitation and related obligations for a period of 12 months following any termination of his employment.

•Indemnification Agreement: The Company will enter into an indemnification agreement with Mr. Whitten in substantially the same form as the indemnification agreement it has entered into with the Company’s other executive officers. These agreements afford the executive officers contractual assurances regarding the scope of their indemnification and provide procedures for the determination of their right to receive indemnification and to receive reimbursement of expenses as incurred in connection with any related legal proceedings.

Mr. Whitten will be eligible to participate in severance, retirement, welfare and benefit plans and programs generally available to other similarly-situated employees of the Company.

(e) On June 15, 2021, the Nominating and Governance Committee of the Company’s Board of Directors approved an increase in the fiscal 2022 target annual bonus under the Company’s Incentive Bonus Plan for Jeffrey Clarke, whose title will be changed to Vice Chairman and Co-Chief Operating Officer as indicated above. The target bonus was increased from 100% of Mr. Clarke’s base salary to 150% of his base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021	Dell Technologies Inc.
	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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